Exhibit 99
[LOGO]

FOR IMMEDIATE RELEASE	NEWS
May 10, 2007	Amex – NGS
NATURAL GAS SERVICES GROUP, INC. ANNOUNCES RECORD FIRST QUARTER
NET INCOME AND EARNINGS PER SHARE
23% Increase In Revenue For The Three Months to $16.7 Million
58% Increase in Net Income For The Three Months to $2.7 Million
MIDLAND, Texas, May 10, 2007 – Natural Gas Services Group, Inc. (AMEX:NGS), a leading provider of gas compression equipment and services to the natural gas industry, announces its financial results for the first quarter ended March 31, 2007.
Natural Gas Services Group, Inc.

	First	First
(in thousands of dollars,	Quarter	Quarter
except per share amounts)	2006	2007	Change
	(unaudited)
Revenue	$13,578	$16,712	23%
Operating income	3,053	4,203	38%
Net income	1,696	2,681	58%
EPS (Basic)	0.18	0.22	22%
EPS (Diluted)	0.17	0.22	29%
EBITDA	4,460	6,272	41%
Weighted avg. shares outstanding:
Basic	9,664	12,061
Diluted	9,860	12,083
Revenue: Total revenue increased from $13.6 million to $16.7 million, or 23%, for the three months ended March 31, 2007, compared to the same period ended March 31, 2006. This was mainly the result of increased rental revenue and additional compressor sales. Rental revenue increased 31% and sales revenue increased 19%; offset by a decrease in service and maintenance revenue of 4%.
Operating income: Operating income increased from $3.1 million to $4.2 million, or 38%, for the three months ended March 31, 2007, compared to the same period ended March 31, 2006. This is mainly the result of increased margins from outside sales of compressor units, parts and rebuilds and the increased rental fleet activity.
Net income: Net income for first quarter ended March 31, 2007, increased 58% to $2.7 million or $.22 per share (diluted), as compared to net income of $1.7 million or $.17 per share (diluted) for the same period in 2006. This increase resulted mainly from the relative increase in compressor rental revenue as a percentage of the total revenue and an increase in gross profit on compressor sales. At the same time our other income increased approximately $212 thousand resulting from additional interest income earned from increased cash balances and our short-term investments.

EBITDA (see discussion of EBITDA at the end of this release) increased 41% to approximately $6.3 million for the first quarter ended March 31, 2007, versus $4.5 million for the same period in 2006.
Steve Taylor, President and CEO of Natural Gas Services Group, Inc. said, “We are very pleased to, again, report a record quarter for NGS. We grew our rental and sales revenues in both the comparative and sequential quarters while also increasing our total gross margin. This, in conjunction with controlling our expenses, increased our operating and net income margins. We continue to be optimistic about the balance of the year and look forward to continued good results.”
The Company has scheduled a conference call Thursday, May 10, 2007 at 10:00 AM Central Daylight Time to discuss 2007 First Quarter Financial Results.
What: Natural Gas Services Group, Inc. 2007 First Quarter Financial Results Conference Call
When: May 10, 2007 at 10:00 AM Central Daylight Time
How: Live via phone by dialing 800-624-7038. Code: Natural Gas Services. Participants to the Conference call should call in at least 5 minutes prior to the start time.
Steve Taylor, President and CEO of Natural Gas Services Group, Inc. will be leading the call and discussing first quarter financial results.
About Natural Gas Services Group, Inc. (NGS)
NGS manufactures, fabricates, sells, rents and services natural gas compressors that enhance the production of natural gas wells. The Company also manufactures and sells flare systems and flare ignition systems for plant and production facilities.
For More Information, Contact: Jim Drewitz, Investor Relations
972-355-6070
jim@jdcreativeoptions.com
Or visit the Company’s website at www.ngsgi.com

“EBITDA” reflects net income or loss before interest, taxes, depreciation and amortization. EBITDA is a measure used by analysts and investors as an indicator of operating cash flow since it excludes the impact of movements in working capital items, non-cash charges and financing costs. Therefore, EBITDA gives the investor information as to the cash generated from the operations of a business. However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America (“GAAP”), and should not be considered a substitute for other financial measures of performance. EBITDA as calculated by NGS may not be comparable to EBITDA as calculated and reported by other companies. The most comparable GAAP measure to EBITDA is net income. The reconciliation of net income to EBITDA and gross margin is as follows:

	Three months ended
	March 31,
(in thousands of dollars)	2006	2007
Net income	$1,696	$2,681

Interest expense, net	500	300
Provision for income taxes	997	1,574
Depreciation and amortization	1,267	1,717

EBITDA	$4,460	$6,272
Other operating expenses	1,268	1,200
Other expense (income)	(140)	(352)

Gross Margin	5,588	7,120

We define gross margin as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin is included as a supplemental disclosure because it is a primary measure used by our management as it represents the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations. Because we use capital assets, depreciation expense is a necessary element of our costs and our ability to generate revenue and selling, general and administrative expense is a necessary cost to support our operations and required corporate activities. Management uses this non-GAAP measure as a supplemental measure to other GAAP results to provide a more complete understanding of our performance. As an indicator of our operating performance, gross margin should not be considered an alternative to, or more meaningful than, net income as determined in accordance with GAAP. Our gross margin may not be comparable to a similarly titled measure of another company because other entities may not calculate gross margin in the same manner.
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS’s actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGS’s products and services; and new governmental safety, health and environmental regulations which could require NGS to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31, 2006	March 31, 2007
		(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,391	$9,248
Short-term investments	25,052	22,326
Trade accounts receivable, net of doubtful accounts of $110	8,463	6,050
Inventory, net of allowance for obsolescence of $347	16,943	19,276
Prepaid expenses and other	321	353

Total current assets	55,170	57,253

Rental equipment, net of accumulated depreciation of $11,320 and $12,562, respectively	59,866	62,373
Property and equipment, net of accumulated depreciation of $3,679 and $3,875, respectively	6,714	6,596
Goodwill, net of accumulated amortization $325	10,039	10,039
Intangibles, net of accumulated amortization of $819 and $900, respectively	3,650	3,569
Other assets	113	186

Total assets	$135,552	$140,016

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$3,442	$3,378
Current portion of subordinated notes-related parties	1,000	1,000
Line of credit	—	—
Accounts payable	2,837	5,104
Accrued liabilities	2,077	2,187
Current portion of tax liability	1,056	3,068
Deferred income	225	759

Total current liabilities	10,637	15,496

Long-term debt, less current portion	12,950	12,106
Subordinated notes-related parties, less current portion	1,000	—
Deferred income tax payable	9,764	8,285

Total liabilities	34,351	35,887

Stockholders’ Equity:
Common stock, 30,000 shares authorized, par value $0.01; 12,046 and 12,067 shares issued and outstanding, respectively	120	121
Additional paid-in capital	82,560	82,806
Retained earnings	18,521	21,202

Total stockholders’ equity	101,201	104,129

Total liabilities and stockholders’ equity	$135,552	$140,016

CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except earnings per share)
(unaudited)

	Three months ended March 31,
	2006	2007
Revenue:
Sales, net	$7,993	$9,506
Service and maintenance income	278	266
Rental income	5,307	6,940

Total revenue	13,578	16,712

Operating costs and expenses:
Cost of sales, exclusive of depreciation stated separately below	5,719	6,670
Cost of service and maintenance, exclusive of depreciation stated separately below	191	187
Cost of rentals, exclusive of depreciation stated separately below	2,080	2,735
Selling expense	302	178
General and administrative expense	966	1,022
Depreciation and amortization	1,267	1,717

Total operating costs and expenses	10,525	12,509

Operating income	3,053	4,203

Other income (expense):
Interest expense	(500)	(300)
Other income	140	352

Total other income (expense)	(360)	52

Income before provision for income taxes	2,693	4,255
Provision for income taxes	997	1,574

Net income	$1,696	$2,681

Earnings per share:
Basic	$0.18	$0.22
Diluted	$0.17	$0.22
Weighted average shares outstanding:
Basic	9,664	12,061
Diluted	9,860	12,083

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)
(unaudited)

	Three Months Ended March 31,
	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,696	$2,681
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,267	1,717
Deferred taxes	834	(1,479)
Employee stock options expensed	73	97
Gain on sale of property and equipment	—	(8)
Changes in current assets and liabilities:
Trade and other receivables	66	2,413
Inventory and work in progress	(3,809)	(2,333)
Prepaid expenses and other	182	(32)
Accounts payable and accrued liabilities	2,797	2,377
Current tax liability	—	2,012
Deferred income	(37)	534
Other assets	2	(42)

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,071	7,937

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,145)	(4,040)
Purchase of short-term investments	—	(274)
Redemption of short-term investments	—	3,000
Proceeds from sale of property and equipment	—	33

NET CASH USED IN INVESTING ACTIVITIES	(5,145)	(1,281)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	734	—
Repayments of long-term debt	(6,809)	(1,908)
Proceeds from exercise of stock options and warrants	83	109
Proceeds from sale of stock, net of transaction costs	47,176	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	41,184	(1,799)

NET CHANGE IN CASH	39,110	4,857

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,271	4,391

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$42,381	$9,248

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$456	$305
Income taxes paid	$163	$999